Exhibit 99.1

NEWS RELEASE

Halcón Resources Provides Operational Update and Outlook

HOUSTON, TEXAS – June 25, 2012 – Halcón Resources Corporation (NYSE: HK) (“Halcón” or the “Company”) today provided an operational update and outlook for 2012 and 2013.

The Company has made significant progress in all areas. Recently announced transactions were structured to provide additional growth opportunities in liquids-rich regions. The $194.0 million acquisition of 31,809 net acres of oil and gas leasehold in Eastern Ohio, prospective for the Utica/Point Pleasant formations, is expected to close in late June 2012. The acquisition of oil and gas leasehold prospective for the Woodbine formation in East Texas (discussed below) and the Company’s acquisition by merger of GeoResources, Inc. (“GeoResources”) are both expected to close in late July. The information in this press release assumes these transactions close as scheduled and the information presented herein is on a pro forma basis.

Halcón estimates current pro forma production to be approximately 14,550 barrels of oil equivalent per day (Boe/d) with ten operated drilling rigs running on resource style assets and three operated drilling rigs running on conventional assets. The Company estimates that it will add four to six operated drilling rigs to its resource style drilling program by year end 2012. Halcón Field Services LLC, a midstream subsidiary of Halcón, is working on infrastructure construction and solutions in all areas of activity.

Operational Update

Utica/Point Pleasant

The Company is focused on what it believes is the volatile oil and liquids-rich window of the play and currently has approximately 175,000 net acres leased or under contract in Ohio and Pennsylvania. Halcón is currently permitting and building locations and expects to spud its first well in August with a second well expected to spud in September. The Company plans to spud five to seven wells with an average working interest of approximately 95% in 2012. Halcón expects to utilize two rigs in the play during the fourth quarter.

Due to infrastructure requirements, combined with the practice of shutting in wells for up to 60 days after completion in an effort to maximize recoveries, the estimated spud-to-production time is 120 days per well.

Woodbine

Halcón currently has approximately 150,000 net acres, prospective for the Woodbine and other formations, leased or under contract in East Texas. Premium pricing for oil and high Btu natural gas is expected due to the proximity of the acreage to infrastructure and refineries on the Gulf Coast. The Company previously disclosed that it had entered into a purchase and sale agreement with a consortium of private sellers to acquire operated interests in oil and gas leasehold prospective for the Woodbine and other formations in East Texas. Since that disclosure, additional private sellers joined the selling group. The transaction now totals 20,628 net acres with current net production of approximately 2,800 Boe/d for a total transaction value of approximately $300.0 million in cash and the issuance of 20.7 million shares of Halcón’s common stock. The Company expects to close this acquisition in late July with an effective date of April 1, 2012.

Halcón spud a well (Covington 1H) in late May on existing acreage and has since cored and logged the well. Shows in the Covington 1H are encouraging and the Company believes the well is prospective for the Woodbine, Austin Chalk and Eagle Ford formations. Halcón has three rigs running in the play at this time. Expectations are to spud 20 to 24 wells in the play this year with an average working interest of approximately 86%. The Company expects to utilize up to four rigs in the play during the fourth quarter of 2012.

Wilcox

The Company currently has approximately 87,000 net acres leased, optioned or under contract in East Texas and Southwest Louisiana. Halcón has evaluated 2-D seismic data to identify prospective areas and will use 3-D seismic data to refine this evaluation. Oil produced from this formation is expected to receive Louisiana Light Sweet pricing, which typically trades at a premium to the West Texas Intermediate crude index. The formation also has a history of producing high Btu content natural gas, which allows NGLs to be recovered and provides a pricing uplift.

Halcón plans to use one rig to spud four to six wells in the trend in the second half of 2012 with an average working interest of approximately 85%. The first well in the Company’s Wilcox program is expected to spud in August. Initially the wells will be drilled vertically and completed using multi-stage hydraulic fracturing; however, the Company believes there is an opportunity to drill horizontally to exploit the resource.

Bakken and Three Forks

Upon completion of the pending GeoResources acquisition, Halcón will have working interests in approximately 55,000 net acres prospective for the Bakken and Three Forks formations. This acreage is comprised of 27,800 net acres in Williams County, North Dakota, 12,900 net acres in Eastern Montana (Roosevelt and Richland Counties), 9,700 net acres in Mountrail County, North Dakota and 4,300 net acres in McKenzie and Southern Williams Counties, North Dakota (the “McKenzie Line” project area). The Company anticipates operating the majority of its acreage in the Williams County and Eastern Montana project areas, while it will primarily be a non-operated working interest participant in most of its acreage in the Mountrail County and McKenzie Line project areas.

There are currently 22 wells producing, 1 well being completed, 4 wells waiting on completion and 2 wells being drilled on the operated acreage in Williams County and one well being drilled in Eastern Montana. Halcón plans to continue running three rigs in the Williston Basin for the remainder of 2012, and expects to lease or otherwise acquire or trade for acreage within and around all of its project areas. The Company is targeting up to 125,000 net acres in the Williston Basin. Expectations are to spud 25 to 29 horizontal wells on the Company’s operated acreage in 2012, 9 of which have already been drilled, with an average working interest of 33%. GeoResources has multiple initiatives underway intended to further enhance economics by reducing costs and improving recoveries.

In addition, the Company plans to participate in 50 to 60 wells on its non-operated acreage in 2012 with an average working interest of 8%.

Mississippi Lime

Halcón holds a concession for approximately 45,000 gross and net acres from the Osage Minerals Council in Osage County, Oklahoma, which is in Northern Oklahoma east of the Nemaha Ridge. The Company has drilled three of five planned horizontal wells and two of three planned salt water disposal wells since the end of April and recently began completing the wells. The first well drilled, the Ricketts 4-35H, has been fracture stimulated and is now flowing back.

The Company expects to complete one of the five planned wells every two weeks so as to allow for sufficient evaluation time between completions. Depending on the results of the first five wells drilled, Halcón could potentially spud 8 to 10 wells on this acreage in 2012 with 100% working interest.

Eagle Ford

Concurrent with the closing of the GeoResources transaction, Halcón will have working interests in approximately 24,000 net acres, prospective for the Eagle Ford and other formations, in Fayette and Gonzales Counties, Texas. In this project area, there are currently nine wells producing, two wells being completed, five wells waiting on completion and two wells being drilled. Due to improved completion techniques, the most recent wells are performing significantly better than previous wells and above the Company’s 325,000 Boe per well type curve. The most recent six wells averaged 30 and 60 day production rates of 550 Boe/d and 444 Boe/d, respectively. This 60 day production rate is approximately 23% higher than the 325,000 Boe per well type curve.

Production from the Eagle Ford is expected to average 600 – 700 Boe/d in the second quarter of 2012 and should continue to ramp considerably in the third quarter as the current group of well completions comes online. It is expected that there will be 20 to 22 wells spud on the Eagle Ford acreage in 2012, 8 of which have already been drilled, with an average working interest of 45%.

Due to a non-compete agreement that Halcón’s Chairman and Chief Executive Officer, Floyd C. Wilson, entered into with BHP Billiton in connection with the sale of Petrohawk Energy to BHP Billiton in 2011 for $15.1 billion, this Eagle Ford property will be divested after the closing of the GeoResources transaction.

Austin Chalk

The Company, upon completion of the GeoResources acquisition, will have approximately 200,000 net acres across the Austin Chalk trend of East Texas. This acreage consists of approximately 30,000 net acres in the Giddings field, located in Brazos, Burleson, Fayette, Grimes, Lee, Montgomery and Washington Counties and 170,000 net acres in the Brookeland field, located in Newton, Jasper, Sabine and Tyler Counties.

There are multiple conventional Austin Chalk prospects that have been identified on these properties, one of which was drilled by GeoResources in the first quarter. In addition to conventional drilling, the Company believes there is additional exploitation potential on the acreage for the Austin Chalk, and other formations, via the application of horizontal drilling and modern completion techniques.

Liquids-Rich Exploratory Plays

The Company has identified the Tuscaloosa Marine Shale formation as one of its four previously undisclosed liquids-rich exploratory plays. Halcón anticipates building a position of 150,000 to 200,000 net acres across the trend and expects to utilize one rig to spud three to five wells in the second half of 2012 with 100% working interest. The Company plans to spud its first well in the trend in July.

In addition to the plays referenced in this release, Halcón plans to spud a total of 10 to 12 exploratory wells in three other “oily” prospect areas in 2012 and is targeting 225,000 - 425,000 net acres in aggregate. One of these exploratory plays is conventional (vertical drilling) and two are unconventional (horizontal drilling); however, all of them are considered resource style and as such the Company will utilize multi-stage hydraulic fracturing to complete the wells. Halcón is currently drilling in two of these exploratory plays and the third is expected to spud in September.

Halcón’s strategy for the exploratory plays is to use in-house geologic expertise to identify underappreciated areas that it believes are prospective for oil or liquids-rich production. At this time, due to competitive concerns, Halcón is not disclosing additional details related to these liquids-rich exploratory plays.

Conventional Assets

The Company’s pro forma proved reserves as of December 31, 2011 associated with conventional assets are estimated to be 36.3 million barrels of oil equivalent (MMBoe), of which approximately 72% are liquids (oil and NGLs) and 71% are proved developed.

In general, the Company’s conventional plays are characterized by vertical drilling programs and long-lived, oil-weighted production. Halcón is currently pursuing certain activities to enhance these assets, including redesigning existing water-floods. The Company will consider divesting certain of these non-core assets over time and reinvesting the proceeds in its resource style areas.

Outlook

	Actual 1Q12	2Q12E	3Q12E	4Q12E	Full Year 2012E	Full Year 2013E
Production (Boe/d)
Low	4,055	3,900	11,000	17,000	9,000	32,000
High		4,000	13,000	20,000	11,000	38,000
% Oil	61%				60%	60%
% NGL	11%				15%	15%
% Gas	28%				25%	25%

Capex - Excluding A&D ($ in Billions)					$1.1	$1.1
% Drilling and Completion					40%	75%

LOE ($/Boe)
Low					$11.00	$5.00
High					$15.00	$7.00

Production Tax ($/Boe)
Low					$4.00	$4.00
High					$5.00	$5.00

Cash G&A ($/Boe)
Low					$10.00	$4.00
High					$13.00	$6.00

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “forecasts”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future events, including, without limitation, the anticipated closing and timing of closing of the acquisitions discussed in this press release, expectations regarding drilling plans, anticipated commodity pricing, anticipated leasehold acquisitions, and guidance regarding the amount and type of production, capital expenditures, cash and lease operating expenses, general and administrative expenses and production taxes. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that Halcón and GeoResources may be unable to obtain stockholder or other approvals required for the acquisition or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that acquisitions may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to timely integrate and realize expected value from acquisitions, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Halcón’s annual report on Form 10-K for the year ended December 31, 2011 and other documents filed by Halcón with the Securities and Exchange Commission discuss some of the important risk factors identified that may affect Halcón’s business, results of operations, and financial condition. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

Additional Information About the GeoResources Transaction

Halcón and GeoResources have filed materials relating to the transaction with the SEC, including a registration statement of Halcón, which includes a prospectus of Halcón and a joint proxy statement of Halcón and GeoResources. The definitive joint proxy statement/prospectus will be sent to stockholders of Halcón and GeoResources on or about June 29, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HALCÓN, GEORESOURCES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Halcón can be obtained free of charge from Halcón’s website at www.halconresources.com. The documents filed by GeoResources can be obtained free of charge from GeoResources’ website at www.georesourcesinc.com. Halcón, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Halcón and GeoResources in respect of the proposed transaction. Information regarding the persons who may be participants in the solicitation is set forth in the joint proxy statement/prospectus.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact:

Scott M. Zuehlke

VP, Investor Relations

Halcón Resources

(832) 538-0314